New York Life Investments ETF Trust 485BPOS

Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of New York Life Investments ETF Trust of our report dated June 29, 2025, relating to the financial statements and financial highlights of the funds listed in Appendix A (the “Funds”), which appear in New York Life Investments ETF Trust’s Certified Shareholder Report on Form N-CSR for the year ended April 30, 2025. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

August 26, 2025

Appendix A

NYLI Hedge Multi-Strategy Tracker ETF
NYLI Merger Arbitrage ETF
NYLI Candriam International Equity ETF
NYLI Candriam U.S. Mid Cap Equity ETF
NYLI Candriam U.S. Large Cap Equity ETF
NYLI FSTE International Equity Currency Neutral ETF
NYLI U.S. Large Cap R&D Leaders ETF
NYLI Global Equity R&D Leaders ETF

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